UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2019

NEUROMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B Gill Street, Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	NUROW
Warrants to Purchase Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2019, the Compensation Committee of the Board of Directors of NeuroMetrix, Inc. (the “Company”) approved a reduction in cash compensation and a grant of stock options for Shai N. Gozani, M.D., Ph.D., President, Chief Executive Officer of the Company, Thomas T. Higgins, Senior Vice President and Chief Financial Officer of the Company and Frank McGillin, Senior Vice President and Chief Commercial Officer of the Company.

Effective as of January 1, 2020, Dr. Gozani’s annual base salary will be reduced from $422,200 to $1; Mr. Higgins’ annual base salary will be reduced from $325,000 to $150,000; and Mr. McGillin’s annual base salary will be reduced from $357,500 to $150,000. On December 29, 2019, Dr. Gozani was granted a stock option to purchase 100,000 shares of the Company’s common stock under the Company’s Eleventh Amended and Restated 2004 Stock Option and Incentive Plan (the “2004 Plan”); Mr. Higgins was granted a stock option to purchase 50,000 shares of the Company’s common stock under the 2004 Plan; and Mr. McGillin was granted a stock option to purchase 50,000 shares of the Company’s common stock under the 2004 Plan. The exercise price of these stock options is $4.58, which was the closing price of the Company’s common stock on the Nasdaq Stock Market on the last day of trading prior to the date of grant. These stock options expire on December 29, 2029 and vest one year from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: December 30, 2019    By:    /s/ Thomas T. Higgins___________________
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer